Exhibit 10.3
(Performance-Based)

OUTERWALL INC.
2011 INCENTIVE PLAN
RESTRICTED STOCK AWARD NOTICE
Outerwall Inc. (the "Company") hereby grants to you a Restricted Stock Award (the "Award") for shares of the Company's Common Stock under the Company's 2011 Incentive Plan (the "Plan"). The Award is subject to all the terms and conditions set forth in this Restricted Stock Award Notice (the "Award Notice") and in the Restricted Stock Award Agreement and the Plan, which are incorporated into the Award Notice in their entirety.

Participant:
Grant Date:
Number of Shares Subject to the Award (the "Shares"):
Fair Market Value Per Share on Grant Date:
Vesting Schedule:

Additional Terms/Acknowledgement: You acknowledge receipt of, and understand and agree to, the Award Notice, the Restricted Stock Award Agreement and the Plan. You further acknowledge that as of the Grant Date, the Award Notice, the Restricted Stock Award Agreement and the Plan set forth the entire understanding between you and the Company regarding the Award and supersede all prior oral and written agreements on the subject.

OUTERWALL INC. By: _________________________________ Title: ________________________________	PARTICIPANT _____________________________________

Attachments: 1. Restricted Stock Award Agreement

OUTERWALL INC.
2011 INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT
Pursuant to your Restricted Stock Award Notice (the "Award Notice") and this Restricted Stock Award Agreement (this "Agreement"), Outerwall Inc. (the "Company") has granted you a Restricted Stock Award (the "Award") under its 2011 Incentive Plan (the "Plan") for the number of shares of the Company's Common Stock indicated in your Award Notice. Capitalized terms not defined in this Agreement but defined in the Plan have the same definitions as in the Plan.
The details of the Award are as follows:

1.	Vesting
The Award will vest and no longer be subject to forfeiture according to the vesting schedule set forth in the Award Notice (the "Vesting Schedule"). Shares subject to the portion of the Award that has vested and is no longer subject to forfeiture according to the Vesting Schedule are referred to herein as "Vested Shares." Shares subject to the portion of the Award that has not vested and remains subject to forfeiture under the Vesting Schedule are referred to herein as "Unvested Shares." The Unvested Shares will vest (and to the extent so vested cease to be Unvested Shares remaining subject to forfeiture) in accordance with the Vesting Schedule (the Unvested and Vested Shares are collectively referred to herein as the "Shares").

2.	Termination of Service; Change of Control
2.1    Unless the Committee determines otherwise prior to your Termination of Service, all Unvested Shares will immediately be forfeited to the Company upon your Termination of Service without payment of any consideration to you.
2.2    [For Awards Granted at Target: In the event of a Change of Control, the earned portion of the Award, as determined by the Committee following its certification of the Company’s achievement of the performance goals set forth in the Award Notice, shall be treated as follows, and any unearned portion shall be forfeited; provided, that, in the event of a Change of Control prior to the Committee’s certification of the Company’s achievement of such performance goals, the Award shall be deemed earned at the target level of achievement:
(a) if the Change of Control is a Company Transaction in which the Award is converted, assumed for or replaced by the Successor Company, then the Award shall automatically become [vested and cease to be subject to forfeiture as to 100% of the unvested portion of the Award in the event your employment or service relationship with the Successor Company should terminate (i) in connection with the Company Transaction or (ii) subsequently within two (2) years following such Company Transaction][vested and cease to be subject to forfeiture as to 50% of the unvested portion of the Award in the event your employment or service relationship with the Successor Company should terminate (i) in connection with the Company Transaction or (ii) subsequently within one (1) year following such Company Transaction], unless such employment or service relationship is terminated by the Successor Company for Cause or by you voluntarily without Good Reason (as defined below), and

(b) if the Change of Control is not a Company Transaction or is a Company Transaction in which the Award is not converted, assumed, substituted for or replaced by the Successor Company, 100% of the unvested portion of the Award shall automatically become vested and cease to be subject to forfeiture immediately prior to the Change of Control.]
[For Awards Granted for Above-Target Performance: In the event of a Change of Control that is a Company Transaction in which the Award is converted, assumed for or replaced by the Successor Company, the Award shall automatically become [fully vested and cease to be subject to forfeiture in the event your employment or service relationship with the Successor Company should terminate (a) in connection with the Company Transaction or (b) subsequently within two (2) years following such Company Transaction][vested and cease to be subject to forfeiture as to 50% of the unvested portion of the Award in the event your employment or service relationship with the Successor Company should terminate (a) in connection with the Company Transaction or (b) subsequently within one (1) year following such Company Transaction], unless such employment or service relationship is terminated by the Successor Company for Cause or by you voluntarily without Good Reason (as defined below).]
"Good Reason" means the occurrence of any of the following events or conditions and the failure of the Successor Company to cure such event or condition within 30 days after receipt of written notice from you:
(a) a change in your status, position or responsibilities (including reporting responsibilities) that, in your reasonable judgment, represents a substantial reduction in your status, position or responsibilities as in effect immediately prior thereto; the assignment to you of any duties or responsibilities that, in your reasonable judgment, are materially inconsistent with such status, title, position or responsibilities; or any removal from or failure to reappoint or reelect you to any of such positions, except in connection with the termination of your employment or service relationship for Cause, as a result of your Disability or death, or by you other than for Good Reason;
(b) a reduction in your annual base salary;
(c) the Successor Company’s requiring you (without your consent) to be based at any place outside a 50-mile radius of your place of employment prior to the Company Transaction, except for reasonably required travel on the Successor Company’s business that is not materially greater than such travel requirements prior to the Company Transaction;
(d) the Successor Company’s failure to (i) continue in effect any material compensation or benefit plan (or the substantial equivalent thereof) in which you were participating at the time of the Company Transaction, including, but not limited to, the Plan, or (ii) provide you with compensation and benefits substantially equivalent (in terms of benefit levels and/or reward opportunities) to those provided for under each material employee benefit plan, program and practice as in effect immediately prior to the Company Transaction;
(e) any material breach by the Successor Company of its obligations to you under the Plan or any substantially equivalent plan of the Successor Company; or
(f) any purported termination of your employment or service relationship for Cause by the Successor Company that is not in accordance with the definition of Cause under the Plan.

3.	Consideration for Award
The Company acknowledges your payment of full consideration for the Award in the form of services previously rendered and/or services to be rendered hereafter to the Company (in either case, in an amount equal to no less than the aggregate par value of the Shares).

4.	Securities Law Compliance
4.1    You represent and warrant that you (a) have been furnished with a copy of the Plan and all information which you deem necessary to evaluate the merits and risks of receipt of the Shares, (b) have had the opportunity to ask questions and receive answers concerning the information received about the Shares and the Company, and (c) have been given the opportunity to obtain any additional information you deem necessary to verify the accuracy of any information obtained concerning the Shares and the Company.
4.2    You hereby agree that you will in no event sell or distribute all or any part of the Shares unless (a) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving the Shares or (b) the Company receives an opinion of your legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration.
4.3    You confirm that you have been advised, prior to your receipt of the Shares, that neither the offering of the Shares nor any offering materials have been reviewed by any administrator under the Securities Act or any other applicable securities act.
4.4    You hereby agree to indemnify the Company and hold it harmless from and against any loss, claim or liability, including attorneys' fees or legal expenses, incurred by the Company as a result of any breach by you of, or any inaccuracy in, any representation, warranty or statement made by you in this Agreement or the breach by you of any terms or conditions of this Agreement.

5.	Transfer Restrictions
Any sale, transfer, assignment, pledge, encumbrance, hypothecation, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, whether voluntary or by operation of law, directly or indirectly, of Unvested Shares will be strictly prohibited and void.

6.	Book Entry Registration of Shares
The Company may issue the Shares by registering the Shares in book entry form with the Company's transfer agent in your name in which case the applicable restrictions will be noted in the records of the Company's transfer agent in the book entry system.

7.	Stop‑Transfer Notices
You understand and agree that, in order to ensure compliance with the restrictions referred to in this Agreement, the Company may issue appropriate "stop‑transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. The Company will not be required to (a) transfer on its books any Shares that have been sold or transferred in violation of the provisions of this Agreement or (b) treat as the owner of the Shares, or otherwise accord voting, dividend or liquidation rights to, any transferee to whom the Shares have been transferred in contravention of this Agreement.

8.	Independent Tax Advice
You acknowledge that determining the actual tax consequences to you of receiving or disposing of the Shares may be complicated. These tax consequences will depend, in part, on your specific situation and may also depend on other variables not within the control of the Company. You are aware that you should consult a competent and independent tax advisor for a full understanding of the specific tax consequences to you of receiving or disposing of the Shares. Prior to executing the Award Notice, you either have consulted with a competent tax advisor independent of the Company to obtain tax advice concerning the receipt or disposition of the Shares in light of your specific situation or you have had the opportunity to consult with such a tax advisor but chose not to do so.

9.	Tax Withholding
As a condition to the removal of forfeiture restrictions from your Vested Shares, you agree to make arrangements satisfactory to the Company for the payment of any federal, state, local or foreign withholding tax obligations that arise either upon receipt of the Shares or as the forfeiture restrictions on any Shares lapse. You may satisfy such withholding obligation by any of the following means or a combination thereof: (a) tendering a cash payment to the Company, (b) having the Company withhold an amount from any cash amount otherwise due or become due from the Company to you, (c) having the Company withhold a number of shares of the Company's Common Stock that would otherwise become vested under this Agreement (up to the employer's minimum tax withholding rate) or (d) surrendering to the Company already owned shares of the Company's Common Stock (up to the employer's minimum required tax withholding rate). Notwithstanding the previous sentence, you acknowledge and agree that the Company and any Related Company have the right to deduct from payments of any kind otherwise due to you any federal, state or local taxes of any kind required by law to be withheld with respect the Award. As a condition and term of the Award, no election under Section 83(b) of the Code may be made by you or any other person with respect to all or any portion of the Award.

10.	General Provisions
10.1    Assignment. The Company may assign its forfeiture rights at any time, whether or not such rights are then exercisable, to any person or entity selected by the Company's Board of Directors, including, without limitation, one or more of the Company's shareholders.
10.2    No Waiver. No waiver of any provision of this Agreement will be valid unless in writing and signed by the person against whom such waiver is sought to be enforced, nor will failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder.

10.3    Cancellation of Shares. If the Company or its assignees exercises the Company's forfeiture rights in accordance with the provisions of this Agreement, then, from and after such time, the person from whom such Shares are to be forfeited will no longer have any rights as a recipient of such Shares, such Shares will be deemed forfeited in accordance with the applicable provisions of this Agreement, and the Company or its assignees will be deemed the owner and recipient of such Shares, whether or not any certificates therefor have been delivered as required by this Agreement.
10.4    Undertaking. You hereby agree to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either you or the Shares pursuant to the express provisions of this Agreement.
10.5    Agreement Is Entire Contract. This Agreement and the Award Notice constitute the entire contract between the parties hereto with regard to the subject matter hereof and supersede all prior oral and written agreements on the subject. This Agreement and the Award Notice are made pursuant to the provisions of the Plan and will in all respects be construed in conformity with the express terms and provisions of the Plan.
10.6    Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding on, the Company and its successors and assigns and you and your legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.
10.7    No Employment or Service Contract. Nothing in this Agreement will affect in any manner whatsoever the right or power of the Company, or a Related Company, to terminate your employment or services on behalf of the Company, for any reason, with or without Cause.
10.8    Shareholder of Record; Dividends. You will be recorded as a shareholder of the Company and will have, subject to the provisions of this Agreement and the Plan, all the rights of a shareholder with respect to the Shares. Notwithstanding the foregoing, any dividends payable in respect of any Share that has not yet vested shall be held by the Company until if and when such Share vests in accordance with the terms of this Agreement, at which time the Company shall distribute such dividends (without interest) to you; provided, however, that all such dividends will be forfeited if and when the associated Share is forfeited.
10.9    Counterparts. The Award Notice may be executed in two or more counterparts, each of which will be deemed an original, but which, upon execution, will constitute one and the same instrument.
10.10    Governing Law. To the extent not otherwise governed by the laws of the United States, this Agreement will be construed and administered in accordance with and governed by the laws of the State of Washington without giving effect to principles of conflicts of law.

11.	Section 409A
The Award is intended to be exempt from the rules of Section 409A or to satisfy those rules, and shall be construed accordingly.